                                                                       Exhibit 3


                             STOCK PLEDGE AGREEMENT
                             ----------------------

          This Stock Pledge Agreement (this "Agreement") is made as of this 2nd day of April 1996 by and between Rory B. Riggs (the "Pledgor"), and Biomatrix, Inc., a Delaware corporation (the "Company").

          WHEREAS, the Company has agreed to sell to the Pledgor, and the Pledgor has agreed to purchase from the Company, 200,000 shares (the "Shares") of the Company's Common Stock, $.0001 par value per share, upon the terms and conditions set forth in that certain Restricted Stock Purchase Agreement, dated as of April 2, 1996, by and between the Company and the Pledgor (the "Restricted Stock Purchase Agreement");

          WHEREAS, the Restricted Stock Purchase Agreement provides that the Pledgor shall make payment of the aggregate purchase price for the Shares by delivering to the Company a promissory note, the principal amount of which shall be equal to such aggregate purchase price (the "Note"); and

          WHEREAS, the Pledgor has agreed to execute and deliver this Agreement as a condition to the Company's sale of the Shares to the Pledgor.

          NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.   PLEDGE OF STOCK, ETC.
               ---------------------

          (a) The Pledgor hereby pledges, assigns, grants a security interest in, and delivers to the Company, to secure the Obligations (as defined below), all of his right, title and interest in and to the Shares to be held by the Company subject to the terms and conditions hereinafter set forth. The certificates for such Shares, accompanied by stock powers or other appropriate instruments of assignment thereof duly executed in blank by the Pledgor, are being delivered to the Company contemporaneously herewith. The Pledgor also hereby pledges, assigns, grants a security interest in, and delivers to the Company, to secure the Obligations, all of his right, title and interest in and to any and all sums or other property (including, without limitation, any additional shares of the capital stock of the Company and any shares of the capital stock of any issuer) paid or distributed upon or with respect to any of the shares of the capital stock of the Company or any other issuer pledged hereunder from time to time, regardless of whether any such sums or other property are paid or distributed by dividend or redemption, upon liquidation or dissolution, or otherwise.

          (b) Upon the Pledgor's repayment of any part of the Obligations, the Company agrees to release the pledge pursuant to this Agreement of the pro rata portion of the Shares
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                                      -2-

corresponding to the proportionate amount of the Obligations that have been repaid by the Pledgor.

          2.   DEFINITIONS.  The following terms shall have the following
               -----------
meanings:

                    Event of Default shall have the meaning ascribed to such
                    ----------------
          term in the Note.

                    Stock.  The Shares, together with any additional shares of
                    -----
          capital stock of any issuer pledged to the Company from time to time pursuant to (S)1 hereof.

                    Stock Collateral.  The property at any time pledged to the
                    ----------------
          Company hereunder (whether described herein or not) and all income therefrom, increases therein and proceeds thereof, but excluding from the definition of "Stock Collateral" any income, increases or proceeds received by the Pledgor to the extent expressly permitted by (S)6.

          3.   SECURITY FOR OBLIGATIONS.  This Agreement and the security
               ------------------------
interest in and pledge of the Stock Collateral hereunder are made with and granted to the Company as security for the payment and performance in full of all of the obligations of the Pledgor under the Note (all of such obligations being collectively referred to herein as the "Obligations").

          4.   LIQUIDATION, RECAPITALIZATION, ETC.  Any sums or other property
               -----------------------------------
(including, without limitation, any shares of the capital stock of any issuer, including the Company, or any securities exchangeable for or convertible into shares of such capital stock) paid or distributed upon or with respect to any of the Stock, whether by dividend or redemption or upon the liquidation or dissolution of the issuer thereof or otherwise, shall, except to the limited extent provided in (S)6, be paid over and delivered to the Company to be held by the Company, pursuant to the terms of this Agreement, as security for the payment and performance in full of all of the Obligations. In the event that, pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the Stock or any property shall be distributed upon or with respect to any of the Stock, the property so distributed shall be delivered to the Company to be held by it as security for the Obligations. Except to the limited extent provided in (S)6, all sums of money and property paid or distributed in respect of the Stock, whether as a dividend or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by the Pledgor shall, until paid or delivered to the Company, be held in trust for the Company as security for the payment and performance in full of all of the Obligations.

          5.   WARRANTY OF TITLE; AUTHORITY.  The Pledgor hereby represents and
               ----------------------------
warrants that: (a) the Pledgor has good and marketable title to the Shares, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances except the pledge and security interest created by this Agreement, and except for any restrictions imposed by the Securities Act of 1933, as amended (the "Securities Act"), (b) the Pledgor has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to pledge and
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                                      -3-

grant a security interest in all of the Stock Collateral pursuant to this Agreement, and (c) the execution, delivery and performance of this Agreement by the Pledgor and the pledge of and grant of a security interest in the Stock Collateral hereunder do not contravene any law, rule or regulation or any provision of the charter or by-laws of the issuer or issuers thereof or of any judgment, decree or order of any tribunal or of any agreement or instrument to which the Pledgor is a party or by which he or any of his property is bound or affected or constitute a default thereunder. The Pledgor further warrants that he will have good and marketable title to any and all Stock Collateral hereafter pledged to the Company hereunder, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances except the pledge and security interest created by this Agreement, and except for any restrictions imposed by the Securities Act. The Pledgor covenants that he shall defend the Company's rights and security interest in such Stock Collateral against the claims and demands of any and all third parties. The Pledgor further covenants that he shall not enter into any agreement that conflicts with this Agreement.

          6.   DIVIDENDS, VOTING, ETC., PRIOR TO MATURITY.  So long as no Event
               ------------------------------------------
of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive all cash dividends paid in respect of the Stock, to vote the Stock and to give consents, waivers and ratifications in respect of the Stock; provided, however, that no vote shall be cast or consent, waiver or
- --------  -------
ratification given by the Pledgor if the effect thereof would impair any of the Stock Collateral. All such rights of the Pledgor to receive cash dividends shall cease in case an Event of Default shall have occurred and be continuing. All such rights of the Pledgor to vote and give consents, waivers and ratifications with respect to the Stock shall, at the Company's option, as evidenced by the Company's notifying the Pledgor of such election, cease in case an Event of Default shall have occurred and be continuing.

          7.   REMEDIES.
               --------

               7.1.  IN GENERAL.  If an Event of Default shall have occurred
                     ----------
          and be continuing, the Company shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the Uniform Commercial Code of the State of New Jersey, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Company deems expedient:

                    (a) if the Company so elects and gives notice of such
               election to the Pledgor, the Company may vote any or all shares of the Stock (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, if the Company so elects, for the liquidation of the assets of the issuer thereof, and give all consents, waivers and ratifications in respect of the Stock and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby
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                                      -4-

               irrevocably constituting and appointing the Company as his proxy and attorney-in-fact, with full power of substitution, to do so);

                    (b) the Company may demand, sue for, collect or make any
               compromise or settlement the Company deems suitable in respect of any Stock Collateral;

                    (c) the Company may sell, resell, assign and deliver, or
               otherwise dispose of, any or all of the Stock Collateral, for cash or credit or both and upon such terms, at such place or places, at such time or times and to such entities or other persons as the Company deems expedient, all without demand for performance by the Pledgor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law; and

                    (d) the Company may cause all or any part of the Stock held by it to be transferred into its name or the name of its nominee or nominees.

               7.2.  SALE OF STOCK COLLATERAL.  In the event of any disposition
                     ------------------------
          of the Stock Collateral as provided in clause (c) of (S)7.1, the Company shall give to the Pledgor at least five business days' prior written notice of the time and place of any public sale of the Stock Collateral or of the time after which any private sale or any other intended disposition is to be made. The Pledgor hereby acknowledges that five business days prior written notice of such sale or sales shall be reasonable notice. The Company may enforce its rights hereafter without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Pledgor, to the fullest extent permitted by law). The Company may buy any part or all of the Stock Collateral at any public sale and if any part or all of the Stock Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Company may buy at private sale and may make payments thereof by any means. The Company may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys' fees, travel and all other expenses which may be incurred by the Company in attempting to collect the Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement, and then to the Obligations in such order or preference as the Company may determine after proper allowance for Obligations not then due. Only after such applications, and after payment by the Company of any amount required by (S)12A:9-504(1)(c) of the Uniform Commercial Code of the State of New Jersey, need the Company account to the Pledgor for any surplus.

               7.3.  THE PLEDGOR'S AGREEMENTS, ETC.  The Pledgor further agrees
                     -----------------------------
          to do or cause to be done all such other acts and things as may be reasonably necessary to make any sales of any portion or all of the Stock pursuant to this (S)7 valid and binding and in compliance with any and all applicable laws (including, without limitation, the Securities Act, the Securities Exchange Act of 1934, as amended, the rules and regulations of the Securities and Exchange Commission applicable thereto and all applicable state securities or "Blue Sky" laws), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this (S)7 will cause irreparable injury to the Company, that the Company has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this (S)7 shall be specifically enforceable against the Pledgor and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

          8.   MARSHALLING.  The Company shall not be required to marshal any
               -----------
presentor future security for (including, but not limited to, this Agreement and the Stock Collateral pledged hereunder), or guaranties of, the Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of its rights hereunder and in respect to such security and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that he lawfully may, the Pledgor hereby agrees that he will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Company's rights under this Agreement, and, to the extent that he lawfully may, the Pledgor hereby irrevocably waives the benefits of all such laws.

          9.   PLEDGOR'S OBLIGATIONS NOT AFFECTED.  To the extent permitted by
               ----------------------------------
law, the obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgor; (b) any exercise or nonexercise, or any waiver, by the Company of any right, remedy, power or privilege under or in respect of any of the Obligations or any security therefor (including this Agreement); (c) any amendment to or modification of any of the Obligations; (d) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations; or (e) the taking of additional security for, or any guaranty of, any of the Obligations or the release or discharge or termination of any security or guaranty for any of the Obligations; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

          10.  TRANSFER, ETC., BY THE PLEDGOR.  Without the prior written
               ------------------------------
consent of the Company, the Pledgor will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber or restrict any of the Stock Collateral or any interest therein, except for the pledge thereof and security interest therein provided for in this Agreement.

          11.  FURTHER ASSURANCES.  The Pledgor will do all such acts, and will
               ------------------
furnish to the Company all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate approvals and will do or cause to be done all such other things as the Company may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Company hereunder, all without any cost or expense to the Company. If the Company so elects, a photocopy of this Agreement may at any time and from time to time be filed by the Company as a financing statement in any recording office in any jurisdiction.

          12.  COMPANY'S EXONERATION.  Under no circumstances shall the
               ---------------------
Company be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Stock Collateral of any nature or kind or any matter or proceedings arising out of or relating thereto, other than (a) to exercise reasonable care in the physical custody of the Stock Collateral and (b) after an Event of Default shall have occurred and be continuing to act in a commercially reasonable manner. The Company shall not be required to take any action of any kind to collect, preserve or protect its or the Pledgor's rights in the Stock Collateral or against other parties thereto. The Company's prior recourse to any part or all of the Stock Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations.

          13.  OVERDUE AMOUNTS.  Until paid, all amounts due and payable by the
               ---------------
Pledgor hereunder shall be a debt secured by the Stock Collateral and shall bear, whether before or after judgment, interest at the rate of interest set forth in the Note.

          14.  NO WAIVER, ETC.  No act, failure or delay by the Company shall
               --------------
constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Company of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. The Pledgor hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Obligations or the Stock Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein).

          15.  NOTICES, ETC.  Any communication to be made hereunder shall (a)
               ------------
be made in writing, but unless otherwise stated, may be made by telex, facsimile transmission or letter, and (b) be made or delivered to the address of the party receiving notice which is identified with its signature below (unless such party has by five (5) days' written notice specified another address), and shall be deemed made or delivered, when dispatched, left at that address, or five (5) days after being mailed, postage prepaid, to such address.

          16.  TERMINATION.  Upon final payment and performance in full of the
               -----------
Obligations, this Agreement shall terminate and the Company shall, at the Pledgor's request and expense, return such Stock Collateral in the possession or control of the Company as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Company hereunder.

          17.  AMENDMENT.  Neither this Agreement nor any term hereof may be
               ---------
amended, modified, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so amended, modified, waived, discharged or terminated, and executed by the party to be charged.

          18.  SUCCESSORS AND ASSIGNS.  This Agreement and all obligations of
               ----------------------
the Pledgor hereunder shall be binding upon the heirs, successors and assigns of the Pledgor, and shall, together with the rights and remedies of the Company hereunder, inure to the benefit of the Company, its successors in title and assigns.

          19.  GOVERNING LAW; CONSENT TO JURISDICTION.  THIS AGREEMENT IS
               --------------------------------------
INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY. To the fullest extent permitted by law, the Pledgor hereby absolutely and irrevocably consents and submits to the exclusive jurisdiction of the courts of the State of New Jersey and of any Federal court located in the said State in connection with any actions or proceedings brought against the Pledgor by the Company arising out of or relating to this Agreement or any of the agreements or transactions contemplated hereby and hereby irrevocably agrees that all claims in respect of any such action or proceeding shall be heard and determined in any such court. The Pledgor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

          20.  WAIVER OF JURY TRIAL.  THE PLEDGOR WAIVES HIS RIGHT TO A JURY
               --------------------
TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Pledgor waives any right which he may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

          21.  HEADINGS.  The descriptive section headings have been inserted
               --------
for convenience of reference only and do not define or limit the provisions hereof.

          22.  SEVERABILITY, ETC.  If any term of this Agreement shall be held
               -----------------
to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Pledgor acknowledges receipt of a copy of this Agreement.
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                                      -8-

          IN WITNESS WHEREOF, intending to be legally bound, the Pledgor and the Company have caused this Agreement to be executed as of the date first above written.


BIOMATRIX, INC.


By:  /s/ Endre A. Balazs                 /s/ Rory B. Riggs
     -----------------------------       -----------------------------
     Endre A. Balazs                     Rory B. Riggs
     Chief Executive Officer